THE MONEY STORE INC.,

                            FIRST UNION CORPORATION,

                     THE AFFILIATE GUARANTORS NAMED HEREIN

                                      AND

                       THE CHASE MANHATTAN BANK, TRUSTEE

                          THIRD SUPPLEMENTAL INDENTURE

                           Dated: as of June 30, 1998

             Supplemental to Indenture, dated as of April 15, 1997

                                 as amended by,
                            Supplemental Indenture,
                           dated as of April 15, 1997

                                 as amended by,
                         Second Supplemental Indenture,
                           dated as of April 15, 1997

                                  relating to

                          8.05% Senior Notes Due 2002

                                      and

                          8.375% Senior Notes Due 2004

                THIRD SUPPLEMENTAL INDENTURE, dated as of June 30, 1998 (this "Supplemental Indenture"), to the Indenture, dated as of April 15, 1997 (the "Indenture"), between THE MONEY STORE INC., a New Jersey corporation (the "Company"), FIRST UNION CORPORATION, a North Carolina corporation, (the "Guarantor"), the AFFILIATE GUARANTORS named herein (the "Affiliate Guarantors") and THE CHASE MANHATTAN BANK, a New York corporation (the "Trustee").

                                   WITNESSETH

        WHEREAS, the Company is an indirect wholly owned subsidiary of the Guarantor, and the Guarantor wishes to guarantee the Company's obligations pursuant to the Indenture and the Debt Securities, as defined in the Indenture; and

        WHEREAS, the Company has authorized the execution and delivery of this Supplemental Indenture by a Board Resolution, as defined in the Indenture; and

        WHEREAS, each of the Guarantor and the Affiliate Guarantors has authorized the execution and delivery of this Supplemental Indenture by a resolution of its board of directors; and

        WHEREAS, pursuant to Section 11.O1 of the Indenture, the execution and delivery of this Supplemental Indenture by the Company, the Guarantor, the Affiliate Guarantors and the Trustee does not require the consent of any holder of the Debt Securities; and

        WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled, and the execution and delivery hereof have in all respects been duly authorized;

        NOW THEREFORE, the Company, the Guarantor, the Affiliate Guarantors and the Trustee hereby agree as follows:

        1. The definition of "Subsidiary Guarantees" in Section 1.01 of the Indenture is hereby amended by deleting both references to the word "Subsidiary" in such definition and replacing it with a reference to "Affiliate".

        2. The definition of "Subsidiary Guarantor" in Section 1.01 of the Indenture is hereby amended by (i) deleting both references to the word "Subsidiary" in such definition and replacing it with a reference to "Affiliate" and (ii) inserting the words "First Union Corporation, (ii)" in the first line following the words "each of (i)" and (iii) deleting "(ii)" in the eighth line and replacing it with "(iii)".

        3. The Indenture is hereby amended by (i) replacing all references to "Subsidiary Guarantor" with a reference to "Affiliate Guarantor" and
(ii) replacing all references to "Subsidiary Guarantees" with a reference to "Affiliate Guarantees".

        4. Ratification and Confirmation. As amended and modified by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed and the Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

        5. Counterparts. This Supplemental Indenture may be executed in any number of counterparts and all said counterparts executed and delivered each as an original shall constitute but one and the same instrument.

        6. Trustee's Duties, Responsibilities and Liabilities. The Trustee assumes no duties, responsibilities or liabilities by reason of this Supplemental Indenture other than as set forth in the Indenture, and this Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions of their acceptance of the trust under the Indenture, as fully as if said terms and conditions were herein set forth at length. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the sufficiency of this Supplemental Indenture.

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

                                      THE MONEY STORE INC.

                                      By: /s/ Morton Dear
                                          -----------------------------
                                      Name:  Morton Dear
                                      Title: Executive Vice President

                                      THE CHASE MANHATTAN BANK

                                      By: /s/ Kathleen Perry
                                          -----------------------------
                                      Name:  Kathleen Perry
                                      Title: Second Vice President

                                      FIRST UNION CORPORATION

                                      By: /s/ Kenneth R. Stancliff
                                          -----------------------------
                                      Name:  Kenneth R. Stancliff
                                      Title: Senior Vice President

                                      THE MONEY STORE/D.C. INC.
                                      THE MONEY STORE/KENTUCKY INC.
                                      THE MONEY STORE/MINNESOTA INC.
                                      THE MONEY STORE AUTO FINANCE INC.
                                      CLASSNOTES INC.
                                      DYNA-MARK, INC.
                                      EQUITY INSURANCE AGENCY, INC.
                                      MAJOR BROKERAGE CO., INC.
                                      PRINCETON ESCROW
                                      THE MONEY STORE HOME EQUITY CORP.
                                      THE MONEY STORE INVESTMENT CORP.
                                      THE MONEY STORE OF NEW YORK INC.
                                      THE COMMERCE GROUP
                                      THE MONEY STORE COMMERCIAL
                                       MORTGAGE INC.
                                      THE MONEY STORE SERVICE CORP.

                                      TMS MORTGAGE INC.
                                      THE MONEY STORE U.K. INC.
                                      THE MONEY STORE REALTY INC.
                                      TMS VENTURE HOLDINGS, INC.,
                                      as Affiliate Guarantors

                                      By: /s/ Morton Dear
                                          -----------------------------
                                      Name:  Morton Dear
                                      Title: Executive Vice President